Exhibit 16
Exhibit 16a


FUND NAME:  RODNEY SQUARE U.S. GOVERNMENT PORTFOLIO
SEPTEMBER 30, 1997


                             1 YR      5 YR   10 YR
							 ----      ----   -----
# YEARS IN PERIOD              1         5        10
AVERAGE ANNUAL TOTAL RETURN 5.07%     4.33%    5.56%
CUMULATIVE TOTAL RETURN     5.07%    23.60%   71.47%


ANNUAL
Average Annual Total Return             Cumulative Total Return
---------------------------             -----------------------
(ERV/P)1/N       -1  =   T              (ERV/P)         - 1  =  T

(1,050.71/1,000)1 -1  =  T              (1,050.71/1,000) -1  =  T

              0.0507  =  T                         0.0507    =  T
               5.07%  =  T                         5.07%     =  T


5 YEARS ENDING 9/30/97
Average Annual Total Return             Cumulative Total  Return
---------------------------             ------------------------
(ERV/P)1/N         -1  =  T              (ERV/P)         - 1  =  T

(1,236.03/1,000)1/5-1  =  T              (1,236.03/1,000) -1  =  T

               0.0433  =  T                         0.2360   =  T
                4.33%  =  T                         23.60%   =  T


10 YEARS ENDING 9/30/97
Average Annual Total Return              Cumulative Total Return
---------------------------              -----------------------
(ERV/P)1/N         -1  =  T              (ERV/P)       - 1   =  T

(1,717.47/1,000)1/10-1 =  T              (1,717.47/1,000) -1 =  T

               0.0556  =  T                         0.7175   =  T
                5.56%  =  T                         71.75%   =  T


RODNEY SQUARE U.S. GOVERNMENT PORTFOLIO
SEPTEMBER 30, 1997


YIELD FOR PERIOD      (Base Period Return *365)/7

     5.11%            (.000980354 *365)/7

EFFECTIVE YIELD
FOR PERIOD            (Base Period Return + 1)365/7 -1

     5.24%            (.000980354 + 1) 365/7  -1


SEVEN DAYS
BASE PERIOD RETURN =

September 24, 1997               .000139390
September 25, 1997               .000138234
September 26, 1997               .000137972
September 27, 1997               .000137972
September 28, 1997               .000137972
September 29, 1997               .000140481
September 30, 1997               .000148333
                                 ==========
                                 .000980354






Exhibit  16b

FUND NAME:  RODNEY SQUARE - MONEY MARKET PORTFOLIO
SEPTEMBER 30, 1997

                                  1 YR      5 YR    10 YR
								  ----      ----    -----
# YEARS IN PERIOD                  1         5        10
AVERAGE ANNUAL TOTAL RETURN     5.17%     4.42%    5.72%
CUMULATIVE TOTAL RETURN         5.17%    24.14%   74.44%


ANNUAL
Average Annual Total Return                 Cumulative Total Return
---------------------------                  ----------------------
(ERV/P)1/N        -1  =   T                  (ERV/P)            - 1  =  T

(1,051.69/1,000)1 -1  =   T                  (1,051.69/1,000)    -1  =  T

              0.0517  =   T                                0.0517    =  T
               5.17%  =   T                                5.17%     =  T


5 YEARS ENDING 9/30/97
Average Annual Total Return                   Cumulative Total Return
---------------------------                   ------------------------
(ERV/P)1/N         -1  =  T                   (ERV/P)           - 1  =  T

(1,241.37/1,000)1/5 -1 =  T                   (1,241.37/1,000)   -1  =  T

               0.0442  =  T                                 0.2414   =  T
                4.42%  =  T                                 24.14%   =  T


10 YEARS ENDING 9/30/97
Average Annual Total Return                   Cumulative Total Return
---------------------------                   ------------------------
(ERV/P)1/N         -1  =  T                  (ERV/P)          - 1   =  T

(1,744.38/1,000)1/10 -1=  T                  (1,744.38/1,000)  -1   =  T

               0.0572  =  T                                0.7444   =  T
                5.72%  =  T                                74.44%   =  T


RODNEY SQUARE - MONEY MARKET PORTFOLIO
SEPTEMBER 30, 1997


YIELD FOR PERIOD      (Base Period Return *365)/7

     5.16%                       (.000988817 *365)/7

EFFECTIVE YIELD
FOR PERIOD                       (Base Period Return + 1)365/7 -1

     5.29%                       (.000988817 + 1) 365/7        -1


SEVEN DAYS
BASE PERIOD RETURN =

September 24, 1997               .000140820
September 25, 1997               .000140478
September 26, 1997               .000140518
September 27, 1997               .000140518
September 28, 1997               .000140518
September 29, 1997               .000141708
September 30, 1997               .000144257
                                 ==========
                                 .000988817